Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

HUB Cyber Security Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, no par value per share	(1)	Other	26,746,175	$2.29	$61,248,740.75	0.0001531	$9,377.19

Total Offering Amounts:							$61,248,740.75		9,377.19
Total Fees Previously Paid:									0.00
Total Fee Offsets:									44,943.15
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Registrant is also registering hereunder an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

Consists of up to 26,746,175 ordinary shares being registered for resale by the selling securityholders named in this Registration Statement which includes (a) up to 22,624,434 ordinary shares that we may elect, in our sole discretion, to issue and sell to Keystone Capital Partners, LLC (“Keystone”), from time to time under the Purchase Agreement, and subject to applicable stock exchange rules and (b) up to 4,121,741 ordinary shares issuable upon conversion of the Commitment Notes issued to Keystone as consideration for Keystone entering into the Ordinary Share Purchase Agreement dated March 11, 2025.

Estimated solely for the purpose of computing the amount of the registration fee for the ordinary shares being registered in accordance with Rule 457(c) under the Securities Act based upon a proposed maximum aggregate offering price per unit of $2.29 per ordinary share, the average of the high ($2.38) and low ($2.2) prices of the ordinary shares of the registrant as reported on the Nasdaq Global Market (“Nasdaq”) on August 29, 2025, which such date is within five business days of the filing of this registration statement.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	HUB Cyber Security Ltd.	(1)	F-1	333-274385	09/07/2023		$3,556.05	Equity	Ordinary shares	87,807,052	$32,269,091.61	$
Fee Offset Sources	HUB Cyber Security Ltd.		F-1	333-274385		09/07/2023							3,556.05
Fee Offset Claims	HUB Cyber Security Ltd.	(2)	F-1	333-274385	09/07/2023		1,540.36	Equity	Ordinary shares issuable upon the exercise of warrants	6,885,632	19,619,811.96
Fee Offset Sources	HUB Cyber Security Ltd.		F-1	333-274385		09/07/2023							1,540.36
Fee Offset Claims	HUB Cyber Security Ltd.	(3)	F-4	333-267035	08/24/2022		39,846.74	Equity	Ordinary shares issuable upon the exercise of warrants	1,203,284	153,900,023.60
Fee Offset Sources	HUB Cyber Security Ltd.		F-4	333-267035		08/24/2022							39,846.74

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-274385) was initially filed on September 7, 2023 (the “September 2023 Registration Statement”) but was not declared effective by the SEC and there were no sales of the Registrant’s securities under the September 2023 Registration Statement. The Registrant withdrew the September 2023 Registration Statement by filing a Form RW on September 13, 2024.

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(2)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-274385) was initially filed on September 7, 2023 (the “September 2023 Registration Statement”) but was not declared effective by the SEC and there were no sales of the Registrant’s securities under the September 2023 Registration Statement. The Registrant withdrew the September 2023 Registration Statement by filing a Form RW on September 13, 2024.

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(3)	The Registrant previously registered 13,384,650 ordinary shares upon exercise of (i) warrants to purchase ordinary shares, originally issued by Mount Rainier Acquisition Corp. to the public in its initial public offering that were converted into warrants to purchase ordinary shares of the Registrant on the closing of the Business Combination (the “Public Warrants”) and (ii) warrants to purchase ordinary shares, originally issued by Mount Rainier Acquisition Corp. to the Sponsor and affiliated entities in connection with the initial public offering of Mount Rainier Acquisition Corp. that were converted into warrants to purchase ordinary shares of the Registrant on the closing of the Business Combination (the “Private Warrants”, and, together with the Public Warrants, the “SPAC Warrants”) under a registration statement on Form F-4 (File No. 333-267035) (the “August 2022 Registration Statement). After giving effect to a reverse 1-for-10 reverse share split that the Registrant effected on December 14, 2023, such number of ordinary shares issuable upon the exercise of the SPAC Warrants is 1,338,465 ordinary shares of which 1,203,284 ordinary shares issuable upon the exercise of SPAC Warrants have not yet been exercised and, consequently, none of the ordinary shares have been issued or sold under the August 2022 Registration Statement, consisting of (i) 11,630,882 ordinary shares that may be received upon exercise of Public Warrants and (ii) 401,992 ordinary shares that may be received upon exercise Private Warrants. The Registrant has completed the offering that included these registered but unissued ordinary shares under the August 2022 Registration Statement.